Exhibit 99.1

For more information contact:
Jennifer Jarman
The Blueshirt Group
415-217-5866 jennifer@blueshirtgroup.com

Synaptics Reports Results for First Quarter Fiscal 2015

•	Record September quarter revenue of $283 million up 27% year-over-year

•	Close of Renesas SP Drivers acquisition completed earlier than anticipated

•	December quarter revenue expected to be up more than double year-over-year

San Jose, CA – October 23, 2014 – Synaptics (NASDAQ: SYNA), a leading developer of human interface solutions, today reported financial results for its first quarter ended September 30, 2014.

Net revenue for the first quarter of fiscal 2015 grew 27% over the comparable quarter last year to $282.7 million. Net income for the first quarter of fiscal 2015 was $26.6 million, or $0.68 per diluted share. Non-GAAP net income for the first quarter of fiscal 2015 was $40.9 million, or $1.04 per diluted share. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)

“Our performance in the first quarter reflected weaker than expected customer demand trends in the mobile market, offset by greater than anticipated demand in the PC market. The resulting overall product mix contributed to gross margins that were below our prior forecast,” stated Rick Bergman, President and CEO.

“We are extremely pleased to have closed the acquisition of Renesas SP Drivers at the start of calendar Q4, earlier than anticipated. This is a transformational development for Synaptics that significantly expands our market and growth opportunities, adds highly skilled engineering talent and broadens our global customer base. As we prepare to exit the calendar year, we are very confident in our position as the top provider of human interface solutions. Synaptics leads the market, from our TouchPad products and capacitive touchscreens; to our fingerprint sensor solutions for mobile phones, tablets and notebooks; to our newly acquired high-performance mobile display driver products,” concluded Mr. Bergman.

First Quarter 2015 Business Metrics

•	Revenue mix from mobile and PC products was approximately 71% and 29%, respectively. Fingerprint ID products have been classified according to type of device.

•	Revenue from mobile products of $199.7 million was up 23% year-over-year. Mobile products revenue includes all touchscreen, video display, and applicable fingerprint ID products.

•	Revenue from PC products totaled $83.0 million, an increase of 38% year-over-year, and includes applicable fingerprint ID products.

Cash at September 30, 2014 was $449.8 million. In the first quarter of fiscal 2015, cash flow from operations was $60.4 million, and the company used $50.0 million to repurchase approximately 629 thousand shares of common stock.

Kathy Bayless, CFO, added, “With the growth of Synaptics’ core business and the addition of Renesas SP Drivers this quarter, we are very pleased to note that December quarter revenue is expected to be more than double last year’s December quarter revenue. Considering seasonal market dynamics and customer ramp cycles, we expect downward sequential revenue trends in our core business from the September quarter. Based on the combined backlog of Synaptics and Renesas SP Drivers of approximately $260 million entering the December quarter, customer forecasts, and expected product mix, we anticipate revenue to be in the range of $415 million to $450 million, a new record for Synaptics.”

Earnings Call Information

The Synaptics first quarter fiscal 2015 teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, October 23, 2014, during which the company will provide forward-looking information. To participate on the live call, analysts and investors should dial 1-888-364-3108 (conference ID: 2915526) at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the company’s web site at www.synaptics.com.

About Synaptics Incorporated

A leading developer of human interface solutions, which enhance the user experience, Synaptics provides the broadest solutions portfolio in the industry. The portfolio includes Display Driver ICs (DDICs) which drive high-performance displays for smartphones and tablets. The ClearPad® family supports touchscreen solutions for devices ranging from entry-level mobile phones to flagship premium smartphones, tablets, and notebook PCs. The TouchPad™ family, including ClickPad® and ForcePad®, is integrated into the majority of today’s notebook PCs. Natural ID™ fingerprint sensor technology enables authentication and mobile payments for smartphones, tablets, and notebook computers. Synaptics’ broad portfolio also includes ThinTouch®, supporting thin and light keyboard solutions, as well as key technologies for next generation touch-enabled video and display applications. (NASDAQ: SYNA) www.synaptics.com.

Use of Non-GAAP Financial Information

In evaluating its business, Synaptics considers and uses net income excluding share-based compensation, change in contingent consideration, and certain non-cash or non-recurring items as a supplemental measure of operating performance. Net income excluding share-based compensation, change in contingent consideration, and certain non-cash or non-recurring items is not a measurement of the company’s financial performance under GAAP and should not be considered as an alternative to GAAP net income. The company presents net income excluding share-based compensation, change in contingent consideration, and certain non-cash or non-recurring items because it considers it an important supplemental measure of its performance. The company believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of share-based compensation charges, change in contingent consideration, and certain non-cash or non-recurring items. Net income excluding share-based compensation, change in contingent consideration liability, and certain non-cash or non-recurring items has limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP net income. The principal limitations of this measure are that it does not reflect the company’s actual expenses and may thus have the effect of inflating its net income and net income per share.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Act of 1934, as amended (the “Exchange Act”). Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business, and can be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements may include words such as “expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,” “strategy,” “continue,” “may,” “will,” “should,” variations of such words, or other words and terms of similar meaning. All forward-looking statements reflect our best judgment and are based on several factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Such factors include, but are not limited to, the risks as identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of our Annual Report on Form 10-K for the fiscal year ended June 28, 2014, and other risks as identified from time to time in our Securities and Exchange Commission reports. Forward-looking statements are based on information available to us on the date hereof, and we do not have, and expressly disclaim, any obligation to publicly release any updates or any changes in our expectations, or any change in events, conditions, or circumstances on which any forward-looking statement is based. Our actual results and the timing of certain events could differ materially from the forward-looking statements. These forward-looking statements do not reflect the potential impact of any mergers, acquisitions, or other business combinations that had not been completed as of the date of this filing.

(Tables to Follow)

SYNAPTICS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30,	June 30,
	2014	2014
Assets
Current assets:
Cash and cash equivalents	$449,815	$447,205
Accounts receivables, net of allowances of $965 and $883, respectively	194,488	195,057
Inventories	76,448	82,311
Prepaid expenses and other current assets	19,881	17,858

Total current assets	740,632	742,431
Property and equipment at cost, net	96,481	80,849
Goodwill	61,030	61,030
Purchased intangibles, net	77,848	82,111
Non-current auction rate securities	17,856	19,785
Other assets	30,202	34,127

Total assets	$1,024,049	$1,020,333

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$102,608	$97,109
Accrued compensation	20,973	30,682
Income taxes payable	11,967	12,538
Current portion of contingent consideration	46,231	57,388
Other accrued liabilities	72,775	56,691

Total current liabilities	254,554	254,408
Other liabilities	51,734	64,768
Commitments and contingencies
Stockholders’ equity:
Preferred stock; $.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $.001 par value; 120,000,000 shares authorized; 56,518,137 and 55,911,513 shares issued, and 36,841,896 and 36,863,802 shares outstanding, respectively	57	56
Additional paid in capital	780,552	740,282
Less: 19,676,241 and 19,047,711 treasury shares, respectively, at cost	(580,421)	(530,422)
Accumulated other comprehensive income	8,306	8,560
Retained earnings	509,267	482,681

Total stockholders’ equity	717,761	701,157

Total liabilities and stockholders’ equity	$1,024,049	$1,020,333

SYNAPTICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2014	2013
Net revenue	$282,741	$222,607
Acquisition and integration related costs (1)	4,070	—
Cost of revenue	158,482	113,328

Gross margin	120,189	109,279
Operating expenses
Research and development	57,525	40,442
Selling, general, and administrative	30,673	21,124
Acquisition related costs (2)	(4,240)	520

Total operating expenses	83,958	62,086

Operating income	36,231	47,193
Interest income	299	211
Non-cash interest income	325	219
Interest expense	—	(4)

Income before provision for income taxes	36,855	47,619
Provision for income taxes	10,269	12,680

Net income	$26,586	$34,939

Net income per share:
Basic	$0.72	$1.06

Diluted	$0.68	$1.00

Shares used in computing net income per share:
Basic	36,998	32,958

Diluted	39,227	35,020

(1)	These acquisition and integration related costs consist primarily of amortization associated with certain acquired intangible assets and integration costs associated with a recent acquisition.
(2)	These acquisition and integration related costs consist primarily of changes in contingent consideration and amortization associated with certain acquired intangible assets.

SYNAPTICS INCORPORATED

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2014	2013
GAAP gross margin	$120,189	$109,279
Acquisition and integration related costs	4,070	—
Share-based compensation	302	254

Non-GAAP gross margin	$124,561	$109,533

GAAP gross margin—percentage of revenue	42.5%	49.1%
Acquisition and integration related costs—percentage of revenue	1.4%	0.0%
Share-based compensation—percentage of revenue	0.1%	0.1%

Non-GAAP gross margin—percentage of revenue	44.1%	49.2%

GAAP research and development expense	$57,525	$40,442
Acquisition and integration related costs	(332)	—
Share-based compensation	(5,400)	(3,927)

Non-GAAP research and development expense	$51,793	$36,515

GAAP selling, general, and administrative expense	$30,673	$21,124
Acquisition and integration related costs	(3,062)	(1,031)
Share-based compensation	(3,793)	(2,861)

Non-GAAP selling, general, and administrative expense	$23,818	$17,232

GAAP operating income	$36,231	$47,193
Acquisition and integration related costs	3,224	1,551
Share-based compensation	9,495	7,042

Non-GAAP operating income	$48,950	$55,786

GAAP net income	$26,586	$34,939
Acquisition and integration related costs	3,224	1,551
Share-based compensation	9,495	7,042
Non-cash interest income	(325)	(219)
Tax adjustments	1,897	2,601

Non-GAAP net income	$40,877	$45,914

GAAP net income per share—diluted	$0.68	$1.00
Acquisition and integration related costs	0.08	0.05
Share-based compensation	0.24	0.20
Non-cash interest income	(0.01)	(0.01)
Tax adjustments	0.05	0.07

Non-GAAP net income per share—diluted	$1.04	$1.31